Execution Version
TENTH AMENDMENT TO TERM LOAN AND
SECURITY AGREEMENT
This Tenth Amendment to Term Loan and Security Agreement (“Agreement”), dated as of October 28, 2025 (the “Effective Date”), is entered into by and between Direct Digital Holdings, LLC, a Texas limited liability company (“Borrower”), Direct Digital Holdings, Inc., a Delaware corporation (“DDH Holdings”), Colossus Media, LLC, a Delaware limited liability company (“Colossus”), Huddled Masses LLC, a Delaware limited liability company (“HM”), Orange142, LLC, a Delaware limited liability company (“Orange” and together with DDH Holdings, Colossus, and HM, “Guarantors” and each individually a “Guarantor” and together with the Borrower, collectively, the “Credit Parties”, and each a “Credit Party”), Lafayette Square Loan Servicing, LLC, as agent for the Lenders (“Agent”), and the Lenders party hereto.
RECITALS:
WHEREAS, the Borrower, the Guarantors, Lenders and Agent entered into that certain Term Loan and Security Agreement dated as of December 3, 2021, as amended by the First Amendment to Term Loan and Security Agreement dated as of February 3, 2022, the Second Amendment to Term Loan and Security Agreement dated as of July 28, 2022, the Third Amendment to Term Loan and Security Agreement dated as of January 9, 2023, the Fourth Amendment to Term Loan and Security Agreement dated as of October 3, 2023, the Fifth Amendment to Term Loan and Security Agreement dated as of October 15, 2024 and effective as of June 30, 2024, the Sixth Amendment and Waiver to Term Loan and Security Agreement, dated as of December 27, 2024, the Seventh Amendment to Term Loan and Security Agreement, dated as of August 8, 2025, the Eighth Amendment and Waiver to Term Loan and Security Agreement (the “Eighth Amendment”), dated as of September 8, 2025, and the Ninth Amendment and Waiver to Term Loan and Security Agreement (the “Ninth Amendment”), dated as of October 14, 2025 (the “Existing Loan Agreement”; the Existing Loan Agreement as may be further amended, supplemented, or otherwise modified from time to time, including by this Agreement, the “Loan Agreement”);
WHEREAS, on August 8, 2025, Lafayette Square USA, Inc. (“Holder”) converted and exchanged certain Obligations in an aggregate principal amount of $25,000,000.00 for newly authorized shares of Series A Convertible Preferred Stock, par value $0.001, of DDH Holdings (the “Series A Preferred Stock”), with an aggregate face amount (or “Conversion Value,” as defined in the Certificate of Designation) of $25,000,000.00; and on October 14, 2025, Holder converted and exchanged certain Obligations with an aggregate principal amount of $10,000,000.00 for newly authorized shares of Series A Preferred Stock with an aggregate face amount (Conversion Value) of $10,000,000.00;
WHEREAS, subject to the terms and conditions set forth in this Agreement, DDH Holdings desires to request Holder from time to time, and Holder desires, to convert and/or exchange, up to $35,000,000 in aggregate face amount (Conversion Value) of Series A Preferred Stock held by Holder for shares of DDH Holdings’ Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), on the terms and conditions set forth herein (the “Preferred Equity Conversion”);
WHEREAS, the Credit Parties have requested that Agent and Lenders agree to facilitate the Preferred Equity Conversion and amend the Existing Loan Agreement as set forth herein;

WHEREAS, Agent and Lenders are willing to agree to facilitate the Preferred Equity Conversion, and amend the Existing Loan Agreement, subject to the terms and conditions set forth below;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Parties, Agent, and the Lender party hereto hereby agree as follows:
1.Same Terms. The capitalized terms used in this Agreement and not defined herein shall have the same meanings as provided therefor in the Loan Agreement or the Certificate of Designation, as applicable, unless the context hereof otherwise requires or provides.
2.Preferred Equity Conversion.
(a)DDH Holdings and Holder agree that DDH Holdings shall have the ability to request that Holder convert shares of Series A Preferred Stock (such shares of Series A Preferred Stock to be converted, the “Conversion Securities”) into shares of Class A Common Stock (for no other consideration) pursuant to the procedures set forth in Exhibit A hereto (each such conversion, a “Conversion” and such shares of Class A Common Stock, the “Underlying Shares” or “Securities”); provided that Holder may decline any such request to convert such shares of Series A Preferred Stock in its sole discretion. Notwithstanding anything to the contrary herein, Holder shall be required to decline a request to convert such shares of Series A Preferred Stock in the event that, after giving effect to such Conversion, Holder (together with Holder’s Affiliates, and any Persons acting as a group together with Holder or any of Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Accumulated Conversion Value of Series A Preferred Stock beneficially owned by Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of DDH Holdings subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Series A Preferred Stock) beneficially owned by Holder or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2, in determining the number of outstanding shares of Common Stock, Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) DDH Holdings’ most recent periodic or annual report filed with the Securities and Exchange Commission (the “Commission”), as the case may be, (ii) a more recent public announcement by DDH Holdings or (iii) a more recent written notice by DDH Holdings or DDH Holdings’ transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request (which may be via email) of Holder, DDH Holdings shall within two (2) Business Days confirm orally and in writing to Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion, exchange or exercise of securities of DDH Holdings, including the Series A Preferred Stock, by Holder or its affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Underlying Shares issuable upon the applicable Conversion. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(b)Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(c)DDH Holdings confirms that DDH Holdings has not received any additional consideration from Holder for the transactions contemplated by this Agreement. Pursuant to Rule 144 promulgated by the Commission pursuant to the Securities Act and the rules and regulations promulgated thereunder as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule 144, DDH Holdings hereby acknowledges and agrees that the holding period of the Underlying Shares “tacks” back to the original issue date of the applicable Obligations. To the fullest extent permitted by applicable law, DDH Holdings covenants that it shall not take a position contrary to this paragraph.
(d)DDH Holdings covenants that it shall use its reasonable best efforts to cause its internal or external counsel to provide, either concurrently with, or within one (1) Business Day after, the execution of this Agreement, a legal opinion addressed to Holder and the DDH Holdings’ transfer agent, substantially in the form attached as Exhibit B hereto (the “Opinion”), in order to facilitate the issuance of Underlying Shares without any restrictive legends or the removal of any such restrictive legends, as the case may be; provided that such opinion shall not be required to apply to Underlying Shares issuable upon the Conversion of Conversion Securities which were in turn issued upon the conversion of Obligations incurred on or after April 15, 2025 (the “Restricted Underlying Shares”). Holder and DDH Holdings acknowledge and agree that the Restricted Underlying Shares shall be issued with restrictive legends if any Restricted Underlying Shares are issued upon the Conversion of Conversion Securities occurring prior to the date that is six months after the issuance of the Obligations that were converted into the Conversion Securities relating to such Underlying Shares (the “Legend Removal Date”); provided that DDH Holdings shall use its reasonable best efforts to cause its internal or external counsel to provide an Opinion in order to facilitate the issuance of such Restricted Underlying Shares without restrictive legends or the removal of any such restrictive legends, as the case may be, within two (2) Business Days upon written request to DDH Holdings from Holder but in no event prior to the Legend Removal Date.
3.Securities Law Matters.
(a)In connection with the transactions contemplated by the Preferred Equity Conversion Holder hereby represents and warrants to DDH Holdings as of the date hereof and as of each Conversion that:
(i)Holder owns the Conversion Securities free and clear of any liens and other encumbrances.
(ii)Holder is an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Securities. Holder further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) it has not been organized for the purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c). Holder understands and agrees that the issuance of the Securities has not been and will not be registered under the Securities Act or any applicable state securities laws and is being made or will be made in reliance upon federal and state exemptions, which may include exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Holder’s representations as expressed herein.

(ii)     Holder is being issued the Securities solely for its own accounts and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. Notwithstanding the foregoing, if Holder is being issued the Securities as a fiduciary or agent for one or more investor accounts, Holder has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. Holder has no present arrangement to sell the Securities to or through any person or entity. Holder understands that the Securities must be held indefinitely unless the Securities are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available.
(iii)    Holder acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described herein and contemplated hereby, and Holder has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as has considered necessary to make an informed investment decision. Holder acknowledges that it is (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the exchange for and purchase of the Securities, as applicable. Holder acknowledges that it is aware that there are substantial risks incident to the ownership of the Securities, including those set forth in the DDH Holdings’ filings with the Securities and Exchange Commission (the “SEC”). Holder has analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for Holder.
(iii)Holder understands that nothing in this Agreement or any other materials presented by or on behalf of DDH Holdings to Holder in connection with the Preferred Equity Conversion constitutes legal, tax or investment advice. Holder has consulted such legal, tax and investment advisors as it, in Holder’s sole discretion, has deemed necessary or appropriate in connection with the Preferred Equity Conversion.
(iv)Holder is not, and has not been during the consecutive three month period preceding the date hereof, a director, officer or “affiliate” of DDH Holdings within the meaning of Rule 144 promulgated under the Securities Act and will promptly notify DDH Holdings in writing if it believes it has become such an “affiliate” following the date hereof.
(b)In connection with the transactions contemplated by the Preferred Equity Conversion DDH Holdings hereby represents and warrants to Holder as of the date hereof and as of each Conversion that:
(i)The execution, delivery and performance of this Agreement by DDH Holdings and the consummation by DDH Holdings of the transactions contemplated hereby (including, without limitation, the issuance of the Underlying Shares) will not (i) result in a violation of the organizational documents of DDH Holdings or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which DDH Holdings or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The Nasdaq Stock Market (the “Principal Market”) applicable to DDH Holdings or any of its Subsidiaries or by which any property or asset of DDH Holdings or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.
(ii)Neither DDH Holdings nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which DDH Holdings or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date of this Agreement, and neither DDH Holdings nor any of its Subsidiaries is aware of any facts or circumstances which might prevent DDH Holdings or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by this Agreement. DDH Holdings is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Class A Common Stock in the foreseeable future.
(iii)Assuming the accuracy of the representations and warranties of Holder contained herein, the offer and issuance by DDH Holdings of the Underlying Shares is, or shall be, exempt from registration under the Securities Act pursuant to Section 3(a)(9) and/or Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. DDH Holdings covenants and represents to Holder that neither DDH Holdings nor any of its Subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from Holder or any other Person in connection with the transactions contemplated by this Agreement.
(iv)The issuance of the Underlying Shares is duly authorized and upon issuance in accordance with the terms of this Agreement shall be validly issued, fully paid and non-assessable and free from all liens and other encumbrances with respect to the issue thereof.
(v)DDH Holdings is not, and has never been, an issuer identified in, or subject to, Rule 144(i) of the Securities Act.
4.Fees and Expenses. The Credit Parties agree to pay or reimburse Agent for all fees owing to Agent and all fees and expenses (including, without limitation, reasonable attorneys’ fees and legal expenses) incurred by Agent in connection with the preparation, negotiation and execution of this Agreement and the related documents delivered on the Tenth Amendment Date (the “Tenth Amendment Fees and Expenses”) in an amount equal to $32,500. The Tenth Amendment Fees and Expenses shall be non-refundable when paid and shall be fully earned as of and due and payable on the Effective Date.
5.Amendments to Existing Loan Agreement.
(a)The Borrower, each Guarantor, Agent, and Lenders hereby agree that, upon the satisfaction or waiver of the conditions to effectiveness set forth in Section 9, the Loan Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ and ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text and double-underlined text) as set forth in the Loan Agreement attached as Annex A hereto.
6.Ratification. Except as expressly provided herein, each Credit Party hereby (a) ratifies the Obligations and each of the Loan Agreement and the Other Documents to which it is a party, and agrees and acknowledges that the Loan Agreement and each of the Other Documents to which it is a party shall continue in full force and effect after giving effect to this Agreement; (b) ratifies and confirms that the security instruments executed by each Credit Party, as amended hereby, are not released, diminished, impaired, reduced, or otherwise adversely affected by the Loan Agreement and continue to secure the full payment and performance of the Obligations pursuant to their terms; (c) acknowledges the continuing existence and priority of the Liens granted, conveyed, and assigned to Agent for its benefit and for the ratable benefit of each Lender, under the security instruments; and (d) agrees that the Obligations include, without limitation, the Obligations (after giving effect to this Agreement). Except as expressly provided herein, nothing in this Agreement extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of Agent or Lenders created by or contained in any of such documents nor is any Credit Party released from any covenant, warranty or obligation created by or contained therein.
7.Representations and Warranties. Each Credit Party hereby represents and warrants to Agent that; (a) this Agreement has been duly authorized, executed, and delivered by each Credit Party; (b) no action of, or filing with, any Governmental Body is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by each Credit Party of this Agreement; (c) the Loan Agreement and the Other Documents, as amended by this Agreement, are valid and binding upon each Credit Party and are enforceable against each such Credit Party, in accordance with their respective terms, except as limited by Debtor Relief Laws; (d) the execution, delivery, and performance by each Credit Party of this Agreement does not require the consent of any other Person, except for any consent that has been duly obtained, and do not and will not constitute a violation of any laws, agreements, or understandings to which each such Credit Party is a party or by which each such Credit Party is bound; (e) after giving effect to this Agreement, all representations and warranties in the Loan Agreement and the Other Documents are true and correct in all material respects except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respect as of such earlier date or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Loan Agreement; and (f) after giving effect to this Agreement, no Default or Event of Default exists.
8.Release. In consideration of Agent and Lenders’ agreements herein, each Credit Party hereby (a) releases, acquits and forever discharges Agent, each Lender and each of their respective agents, employees, officers, directors, partners, servants, representatives, attorneys, affiliates, successors and assigns (collectively, the “Released Parties”) from any and all liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages, costs and expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, “Claims”), that such Credit Party may have or claim to have now against any Released Party or which might arise out of or be connected with any act of commission or omission of any Released Party existing or occurring on or prior to the date of this Agreement, including, without limitation, any claims, liabilities or obligations relating to or arising out of or in connection with the Advances, the Loan Agreement or the Other Documents (including, without limitation, arising out of or in connection with the initiation, negotiation, closing or administration of the loan transactions contemplated thereby or related thereto), from the beginning of time until the execution and delivery of this release and the effectiveness of this Agreement other than any Excluded Claims (the “Released Claims”) and (b) agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against the Released Parties with respect to any and all Released Claims. For purposes hereof, “Excluded Claims” means any Claims that a Credit Party may have or claim to have against any Released Party or which might arise out of or be connected with any act of commission or omission of any Released Party relating to the Series A Preferred Stock, the shares of stock issued or issuable upon conversion or exchange thereof, or the provisions of the Loan Agreement regarding the Series A Preferred Stock and the Preferred Equity Conversion, the Certificate of Designation or any other agreement, instrument, or document relating to the Series A Preferred Stock, or relating to any intentional breach, bad faith or gross negligence of any Released Party.

9.Conditions to Effectiveness. The transactions contemplated by this Agreement shall be deemed to be effective as of the Effective Date, when the following have been satisfied in a manner satisfactory to Agent:
(a)Agreement. Agent receives a fully executed copy of this Agreement.
(b)Exit Fee Obligation Side Letter. Agent receives a fully executed copy of the Exit Fee Obligation Side Letter dated as of the date hereof.
(c)Fees and Expenses. Agent receives all fees payable to Agent and Lenders on or prior to the Effective Date, including under Section 4 hereof;
(d)Representations and Warranties. All representations and warranties set forth in this Agreement are true and correct in all material respects as set forth in Section 7 above; and
10.Counterparts. For the convenience of the parties, this Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf”) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective as a delivery of a manually executed counterpart of this Agreement.
11.References to the Loan Agreement. Upon the effectiveness of this Agreement, (a) each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Loan Agreement after giving effect to the Agreement set forth herein, and (b) each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement after giving effect to the Agreement set forth herein.
12.Effect. The Agreement is one of the Other Documents. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Loan Agreement, or (b) to prejudice any right or rights which Agent or any Lender now has or may have in the future under or in connection with the Loan Agreement, as amended hereby, or any of the other documents referred to herein or therein.
13.ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.
14.Governing Law. This Agreement, and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the Effective Date.
BORROWER:
DIRECT DIGITAL HOLDINGS, LLC

By:    /s/ KEITH SMITH
Name: Keith Smith
Title: President
GUARANTORS:
DIRECT DIGITAL HOLDINGS, INC.

By:    /s/ KEITH SMITH
Name: Keith Smith
Title: President
COLOSSUS MEDIA, LLC

By:    /s/ KEITH SMITH
Name: Keith Smith
Title: President
HUDDLED MASSES LLC

By:    /s/ KEITH SMITH
Name: Keith Smith
Title: President
ORANGE142, LLC

By:    /s/ KEITH SMITH
Name: Keith Smith
Title: President

Signature Page to
Tenth Amendment to Term Loan and Security Agreement

AGENT:

LAFAYETTE SQUARE LOAN SERVICING, LLC
By:    /s/ PHILIP DANIELE
Name: Philip Daniele
Title: Chief Risk Officer

Signature Page to
Tenth Amendment to Term Loan and Security Agreement

LENDER:

LAFAYETTE SQUARE USA, INC., as a Lender and as sole Holder of shares of Series A Preferred Stock, solely with respect to Sections 2 and 3
By:    /s/ PHILIP DANIELE
Name: Philip Daniele
Title: Chief Risk Officer

Address for Notices:

Signature Page to
Tenth Amendment to Term Loan and Security Agreement

EXHIBIT A
These are the procedures for the conversion from time to time of shares (the “Conversion Securities”) of Series A Convertible Preferred Stock, par value $0.001 (“Series A Preferred Stock”), of Direct Digital Holdings, Inc., a Delaware corporation (the “Company”), held by Lafayette Square USA, Inc., a Delaware corporation (“Holder”), at the Conversion Ratio (as defined below), for no additional consideration, for shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”). Each such conversion is referred to herein as a “Conversion” and the shares of Class A Common Stock issuable upon each Conversion are referred to herein as “Underlying Shares”. Each such Conversion may only occur in accordance with Section 2 of the Agreement, to which this Exhibit A is attached, with prior written notice provided to Holder (each such notice, a “Notice”) in a form similar to conversion calculations set forth in Annex A to the Amended and Restated Certificate of Designation of Series A Preferred Stock filed with the Delaware Secretary of State on October 14, 2025 (the “Certificate of Designation”); provided that Holder may decline any such request to effect the Conversion in its sole discretion upon prompt written response within five (5) Business Days of receipt of such Notice to such Notice given to the Company.
For purposes hereof, “Conversion Ratio” means, for each share of Series A Preferred Stock that is a Conversion Security, the quotient of (1) the Accumulated Conversion Value (as defined in the Certificate of Designation) attributable to such share of Series A Preferred Stock that is a Conversion Security, divided by (2) the volume-weighted average price of the Class A Common Stock for the 20-trading day trailing period immediately preceding the delivery of the Notice, rounded down to the nearest whole share.
Cancellation of Conversion Securities and Issuance of Underlying Shares:
On or prior to the sixth (6th) Business Day after the delivery of the Notice, the Company shall cancel (or if the Company has engaged a transfer agent for the Series A Preferred Stock, instruct the Company’s transfer agent to cancel) the number of Conversion Securities held by the Holder as set forth in the Notice and issue a corresponding number of Underlying Shares to Holder without restrictive legends.
Transfer of Underlying Shares:
Once the Underlying Shares are issued, the Company shall then instruct the Company’s transfer agent for the Class A Common Stock to transfer such Underlying Shares electronically via the DRS Profile System to Holder’s account at Cantor Fitzgerald & Co., DTC participant #0696, or to such other account as may be mutually agreed by the Company and Holder. Each of Mark D. Walker, Keith W. Smith and Diana P. Diaz, as authorized officers of the Company and designees of Holder solely for such purpose, shall exercise sole authorization with respect to effecting sales only of the Underlying Shares once transferred pursuant to the preceding sentence. Upon the sale of such Underlying Shares, which the parties shall make reasonable best efforts to effectuate within three (3) Business Days following the consummation of the applicable Conversion, the proceeds of which shall be placed in an account designated by Holder until further instruction from Holder.